Okta Announces Strong Fourth Quarter And Fiscal Year 2022 Results
•Q4 revenue grew 63% year-over-year; subscription revenue grew 64% year-over-year
•Fiscal year 2022 revenue totaled $1.30 billion and grew 56% year-over-year; subscription revenue grew 57% year-over-year
•Remaining performance obligations (RPO) grew 50% year-over-year to $2.69 billion; current remaining performance obligations (cRPO) grew 60% year-over-year to $1.35 billion

SAN FRANCISCO – March 2, 2022 – Okta, Inc. (Nasdaq: OKTA), the leading independent identity provider, today announced financial results for its fourth quarter and fiscal year ended January 31, 2022.

"Identity management is at the forefront of today's rapidly evolving security environment," said Todd McKinnon, Chief Executive Officer and co-founder of Okta. "Today, C-level executives and developers are increasingly turning to Okta to help provide their employees and customers the freedom to safely use any technology. We exited FY22 with accelerating top-line metrics driven by strong execution and robust demand across our workforce solutions and both Okta and Auth0 customer identity solutions. Okta brings an unparalleled platform of cloud native identity management solutions to a massive market that continues to move towards us, propelled by the three mega-trends of cloud and hybrid IT, digital transformation, and zero trust security.”

Fourth Quarter Fiscal 2022 Financial Highlights:
•Revenue: Total revenue was $383 million, an increase of 63% year-over-year. Subscription revenue was $369 million, an increase of 64% year-over-year. On an Okta standalone basis (excluding $56 million attributable to Auth0), total revenue grew 39%.
•Remaining Performance Obligations (RPO): RPO, or subscription backlog, was $2.69 billion, an increase of 50% year-over-year. Current RPO, which is contracted subscription revenue expected to be recognized over the next 12 months, was $1.35 billion, up 60% compared to the fourth quarter of fiscal 2021.
•Calculated Billings: Total calculated billings, net of acquired deferred revenue, was $603 million, an increase of 91% year-over-year. Calculated billings includes the effect of billings process improvements that were enacted at the end of the first quarter of fiscal 2022. Excluding these changes, calculated billings would have been $540 million, an increase of 71% year-over-year.
•GAAP Operating Loss: GAAP operating loss was $214 million, or 56% of total revenue, compared to a GAAP operating loss of $55 million, or 23% of total revenue, in the fourth quarter of fiscal 2021.
•Non-GAAP Operating Income/Loss: Non-GAAP operating loss was $24 million, or 6% of total revenue, compared to non-GAAP operating income of $8 million, or 3% of total revenue, in the fourth quarter of fiscal 2021.
•GAAP Net Loss: GAAP net loss was $241 million, compared to a GAAP net loss of $76 million in the fourth quarter of fiscal 2021. GAAP net loss per share was $1.56, compared to a GAAP net loss per share of $0.58 in the fourth quarter of fiscal 2021. GAAP net loss and GAAP net loss per share include $115 million and $0.74, respectively, attributable to Auth0 in the fourth quarter of fiscal 2022.
•Non-GAAP Net Income/Loss: Non-GAAP net loss was $29 million, compared to non-GAAP net income of $8 million in the fourth quarter of fiscal 2021. Non-GAAP basic and diluted net loss per share was $0.18, compared to non-GAAP basic and diluted net income per share of $0.06 in the fourth quarter of fiscal 2021.
•Cash Flow: Net cash provided by operations was $14 million, or 4% of total revenue, compared to net cash provided by operations of $35 million, or 15% of total revenue, in the fourth quarter of fiscal 2021. Free cash flow was $5 million, or 1% of total revenue, compared to $32 million, or 14% of total revenue, in the fourth quarter of fiscal 2021.
•Cash, cash equivalents, and short-term investments were $2.50 billion at January 31, 2022.

Full Year Fiscal 2022 Financial Highlights:
•Revenue: Total revenue was $1.30 billion, an increase of 56% year-over-year. Subscription revenue was $1.25 billion, an increase of 57% year-over-year. On an Okta standalone basis (excluding $140 million attributable to Auth0), total revenue grew 39%.
•Calculated Billings: Total calculated billings were $1.72 billion, an increase of 76% year-over-year. Calculated billings includes the effect of billings process improvements that were enacted at the end of the first quarter of fiscal 2022. Excluding these changes, calculated billings would have been $1.57 billion, an increase of 60% year-over-year.
•Operating Income/Loss: GAAP operating loss was $767 million, or 59% of total revenue, compared to a GAAP operating loss of $204 million, or 24% of total revenue for fiscal 2021. Non-GAAP operating loss was $74 million, or 6% of total revenue, compared to non-GAAP operating income of $8 million, or 1% of total revenue for fiscal 2021.
•GAAP Net Loss: GAAP net loss was $848 million, compared to a GAAP net loss of $266 million for fiscal 2021. GAAP net loss per share was $5.73, compared to a GAAP net loss per share of $2.09 for fiscal 2021. GAAP net loss and GAAP net loss per share include $385 million and $2.60, respectively, attributable to Auth0.
•Non-GAAP Net Income/Loss: Non-GAAP net loss was $68 million, compared to non-GAAP net income of $16 million for fiscal 2021. Non-GAAP basic and diluted net loss per share was $0.46, compared to non-GAAP basic and diluted net income per share of $0.13 and $0.11, respectively, for fiscal 2021.
•Cash Flow: Net cash provided by operations was $104 million, or 8% of total revenue, compared to $128 million, or 15% of total revenue, for fiscal 2021. Free cash flow was $87 million, or 7% of total revenue, compared to $111 million, or 13% of total revenue, for fiscal 2021.

The section titled "Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures, and reconciliations between GAAP and non-GAAP information are contained in the tables below.

Financial Outlook:
Okta's financial outlook for the first quarter and full year fiscal 2023 includes the expected contribution from the acquisition of Auth0, net of purchase accounting adjustments.
For the first quarter of fiscal 2023, the Company expects:
•Total revenue of $388 million to $390 million, representing a growth rate of 55% year-over-year;
•Non-GAAP operating loss of $51 million to $50 million; and
•Non-GAAP net loss per share of $0.35 to $0.34, assuming weighted-average shares outstanding of approximately 155 million.

For the full year fiscal 2023, the Company now expects:
•Total revenue of $1.78 billion to $1.79 billion, representing a growth rate of 37% to 38% year-over-year;
•Non-GAAP operating loss of $185 million to $180 million; and
•Non-GAAP net loss per share of $1.27 to $1.24, assuming weighted-average shares outstanding of approximately 157 million.

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Okta has not reconciled its expectations as to non-GAAP operating loss and non-GAAP net loss per share to their most directly comparable GAAP measures because certain items are out of Okta’s control or cannot be reasonably predicted. Accordingly, reconciliations for forward-looking non-GAAP operating loss and non-GAAP net loss per share are not available without unreasonable effort.

Conference Call Information:
Okta will host a live video webcast at 2:00 p.m. Pacific Time on March 2, 2022 to discuss the results and outlook. The news release with the financial results will be accessible from the Company’s website at investor.okta.com prior to the conference call. The live video webcast of the conference call will be accessible from the Okta investor relations website at investor.okta.com.

Supplemental Financial and Other Information:
Supplemental financial and other information can be accessed through the Company’s investor relations website at investor.okta.com.

Non-GAAP Financial Measures:
This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net margin, non-GAAP net income (loss) per share, basic and diluted, free cash flow, free cash flow margin, current calculated billings and calculated billings. Certain of these non-GAAP financial measures exclude stock-based compensation, non-cash charitable contributions, amortization of acquired intangibles, acquisition and integration-related expenses, amortization of debt discount and debt issuance costs and loss on early extinguishment and conversion of debt.
Okta believes that non-GAAP financial information, when taken collectively with GAAP financial measures, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.
The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by the Company's management about which expenses are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.
Okta encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Forward-Looking Statements: This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook, business strategy and plans, market trends and market size, opportunities and positioning. These forward-looking statements are based on current expectations, estimates, forecasts and projections. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," "shall" and variations of these terms and similar expressions are intended to identify these forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. For example, the market for our products may develop more slowly than expected or than it has in the past; our results of operations may fluctuate more than expected; there may be significant fluctuations in our results of operations and cash flows related to our revenue recognition or otherwise; the impact of COVID-19, related public health measures and any associated economic downturn on our business and results of operations may be more than we expect; a network or data security incident that allows unauthorized access to our network or data or our customers’ data could damage our reputation; we could experience interruptions or performance problems associated with our technology, including a service outage; we may not be able to pay off our convertible senior notes when due; global economic conditions could deteriorate; we may not achieve expected synergies and efficiencies of operations between Okta and Auth0, and we may not be able to successfully integrate the companies. Further information on potential factors that could affect our financial results is included in our most recent Quarterly Report on Form 10-Q and our other filings with the Securities and Exchange Commission. The forward-looking statements included in this press release represent our views only as of the date of this press release and we assume no obligation and do not intend to update these forward-looking statements.

About Okta
Okta is the leading independent identity provider. The Okta Identity Cloud enables organizations to securely connect the right people to the right technologies at the right time. With more than 7,000 pre-built integrations to applications and infrastructure providers, Okta provides simple and secure access to people and organizations everywhere, giving them the confidence to reach their full potential. More than 15,000 organizations, including JetBlue, Nordstrom, Siemens, Slack, Takeda, Teach for America, and Twilio, trust Okta to help protect the identities of their workforces and customers.
Okta uses its investor.okta.com website as a means of disclosing material non-public information, announcing upcoming investor conferences and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website in addition to following our press releases, SEC filings and public conference calls and webcasts.

Investor Contact:
Dave Gennarelli
investor@okta.com

Media Contact:
Vitor De Souza
press@okta.com

OKTA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2022	2021	2022	2021
Revenue:
Subscription	$369,329	$225,400	$1,249,210	$796,613
Professional services and other	13,686	9,340	50,991	38,811
Total revenue	383,015	234,740	1,300,201	835,424
Cost of revenue:
Subscription(1)	101,228	48,675	329,131	170,095
Professional services and other(1)	18,274	12,465	67,274	47,586
Total cost of revenue	119,502	61,140	396,405	217,681
Gross profit	263,513	173,600	903,796	617,743
Operating expenses:
Research and development(1)	147,454	62,316	469,259	222,826
Sales and marketing(1)	221,577	115,173	770,326	427,350
General and administrative(1)	108,908	50,707	431,314	171,726
Total operating expenses	477,939	228,196	1,670,899	821,902
Operating loss	(214,426)	(54,596)	(767,103)	(204,159)
Interest expense	(23,406)	(22,597)	(92,182)	(72,660)
Interest income and other, net	2,146	2,154	9,768	12,891
Loss on early extinguishment and conversion of debt	—	—	(179)	(2,263)
Interest and other, net	(21,260)	(20,443)	(82,593)	(62,032)
Loss before provision for (benefit from) income taxes	(235,686)	(75,039)	(849,696)	(266,191)
Provision for (benefit from) income taxes	5,500	767	(1,285)	141
Net loss	$(241,186)	$(75,806)	$(848,411)	$(266,332)

Net loss per share, basic and diluted	$(1.56)	$(0.58)	$(5.73)	$(2.09)

Weighted-average shares used to compute net loss per share, basic and diluted	154,720	130,138	148,036	127,212

(1) Amounts include stock-based compensation expense as follows (in thousands):

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2022	2021	2022	2021
Cost of subscription revenue	$15,248	$6,666	$49,091	$21,895
Cost of professional services and other	3,445	2,159	12,324	8,083
Research and development	62,714	18,836	192,712	63,270
Sales and marketing	34,314	15,109	135,916	53,802
General and administrative	42,148	13,637	175,437	49,131
Total stock-based compensation expense	$157,869	$56,407	$565,480	$196,181

OKTA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	January 31,	January 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$260,134	$434,607
Short-term investments	2,241,657	2,121,584
Accounts receivable, net of allowances	397,509	194,818
Deferred commissions	74,728	45,949
Prepaid expenses and other current assets	66,605	81,609
Total current assets	3,040,633	2,878,567
Property and equipment, net	65,488	62,783
Operating lease right-of-use assets	147,940	149,604
Deferred commissions, noncurrent	191,029	108,555
Intangible assets, net	316,968	27,009
Goodwill	5,401,343	48,023
Other assets	42,294	24,256
Total assets	$9,205,695	$3,298,797
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$20,203	$8,557
Accrued expenses and other current liabilities	89,315	53,729
Accrued compensation	143,805	71,906
Convertible senior notes, net	16,194	908,684
Deferred revenue	973,289	502,738
Total current liabilities	1,242,806	1,545,614
Convertible senior notes, net, noncurrent	1,815,714	857,387
Operating lease liabilities, noncurrent	170,611	179,518
Deferred revenue, noncurrent	22,933	10,860
Other liabilities, noncurrent	31,775	11,375
Total liabilities	3,283,839	2,604,754

Stockholders’ equity:
Preferred stock	—	—
Class A common stock	15	12
Class B common stock	1	1
Additional paid-in capital	7,749,716	1,656,096
Accumulated other comprehensive income	(12,009)	5,390
Accumulated deficit	(1,815,867)	(967,456)
Total stockholders’ equity	5,921,856	694,043
Total liabilities and stockholders' equity	$9,205,695	$3,298,797

OKTA, INC.
SUMMARY OF CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Twelve Months Ended January 31,
	2022	2021(1)
Cash flows from operating activities:
Net loss	$(848,411)	$(266,332)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	565,480	196,181
Depreciation, amortization and accretion	107,612	36,865
Amortization of debt discount and issuance costs	86,461	68,424
Amortization of deferred commissions	57,177	39,661
Deferred income taxes	(6,157)	(1,182)
Non-cash charitable contributions	7,238	9,292
Loss on early extinguishment and conversion of debt	179	2,263
(Gain) loss on strategic investments	(7,609)	628
Other, net	1,051	4,909
Changes in operating assets and liabilities:
Accounts receivable	(174,817)	(66,373)
Deferred commissions	(170,577)	(81,016)
Prepaid expenses and other assets	(6,758)	(13,174)
Operating lease right-of-use assets	22,856	19,053
Accounts payable	6,764	4,081
Accrued compensation	50,309	44,157
Accrued expenses and other liabilities	21,391	5,527
Operating lease liabilities	(24,455)	(17,150)
Deferred revenue	416,385	142,148
Net cash provided by operating activities	104,119	127,962
Cash flows from investing activities:
Capitalization of internal-use software costs	(4,336)	(4,159)
Purchases of property and equipment	(12,310)	(13,083)
Purchases of securities available for sale and other	(1,846,709)	(2,029,030)
Proceeds from maturities and redemption of securities available for sale	1,482,033	535,123
Proceeds from sales of securities available for sale and other	229,798	206,129
Payments for business acquisitions, net of cash acquired	(215,175)	—
Purchases of intangible assets	(113)	(126)
Net cash used in investing activities	(366,812)	(1,305,146)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of issuance costs	—	1,134,841
Payments for repurchases and conversions of convertible senior notes	(26)	(446)
Proceeds from hedges related to convertible senior notes	2	195,046
Payments for warrants related to convertible senior notes	—	(175,399)
Purchases of capped calls related to convertible senior notes	—	(133,975)
Proceeds from stock option exercises	53,522	45,620
Proceeds from shares issued in connection with employee stock purchase plan	35,568	25,911
Net cash provided by financing activities	89,066	1,091,598
Effects of changes in foreign currency exchange rates on cash, cash equivalents and restricted cash	(2,347)	2,263
Net decrease in cash, cash equivalents and restricted cash	(175,974)	(83,323)
Cash, cash equivalents and restricted cash at beginning of period	448,630	531,953
Cash, cash equivalents and restricted cash at end of period	$272,656	$448,630
(1) The condensed consolidated statement of cash flows for the prior period has been adjusted to conform to current period presentation.

OKTA, INC.
Reconciliation of GAAP to Non-GAAP Data
(In thousands, except percentages and per share data)
(unaudited)

Non-GAAP Gross Profit and Non-GAAP Gross Margin
We define Non-GAAP gross profit and Non-GAAP gross margin as GAAP gross profit and GAAP gross margin, adjusted for stock-based compensation expense included in cost of revenue, amortization of acquired intangibles and acquisition and integration-related expenses.

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2022	2021	2022	2021
Gross profit	$263,513	$173,600	$903,796	$617,743
Add:
Stock-based compensation expense included in cost of revenue(1)	18,693	8,825	61,415	29,978
Amortization of acquired intangibles	11,335	1,593	34,391	6,373
Acquisition and integration-related expenses(2)	573	—	1,889	—
Non-GAAP gross profit	$294,114	$184,018	$1,001,491	$654,094
Gross margin	69%	74%	70%	74%
Non-GAAP gross margin	77%	78%	77%	78%
(1) See table in footnote (1) to the condensed consolidated statements of operations above for breakdown of stock-based compensation expense by line item.
(2) Acquisition and integration-related expenses include transaction costs and other non-recurring incremental costs incurred through the one-year anniversary of transaction close.
Non-GAAP Operating Income (Loss) and Non-GAAP Operating Margin
We define Non-GAAP operating income (loss) and Non-GAAP operating margin as GAAP operating loss and GAAP operating margin, adjusted for stock-based compensation expense, non-cash charitable contributions, amortization of acquired intangibles and acquisition and integration-related expenses.

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2022	2021	2022	2021
Operating loss	$(214,426)	$(54,596)	$(767,103)	$(204,159)
Add:
Stock-based compensation expense(1)	157,869	56,407	565,480	196,181
Non-cash charitable contributions	1,589	4,630	7,238	9,292
Amortization of acquired intangibles	21,205	1,593	64,000	6,373
Acquisition and integration-related expenses(2)	10,003	—	56,667	—
Non-GAAP operating income (loss)	$(23,760)	$8,034	$(73,718)	$7,687
Operating margin	(56)%	(23)%	(59)%	(24)%
Non-GAAP operating margin	(6)%	3%	(6)%	1%
(1) See table in footnote (1) to the condensed consolidated statements of operations above for breakdown of stock-based compensation expense by line item.
(2) Acquisition and integration-related expenses include transaction costs and other non-recurring incremental costs incurred through the one-year anniversary of transaction close.
Non-GAAP Net Income (Loss), Non-GAAP Net Margin and Non-GAAP Net Income (Loss) Per Share, Basic and Diluted
We define Non-GAAP net income (loss) and Non-GAAP net margin as GAAP net loss and GAAP net margin,

adjusted for stock-based compensation expense, non-cash charitable contributions, amortization of acquired intangibles, acquisition and integration-related expenses, amortization of debt discount and debt issuance costs and loss on early extinguishment and conversion of debt.
We define Non-GAAP net income (loss) per share, basic, as Non-GAAP net income (loss) divided by GAAP weighted-average shares used to compute net loss per share, basic and diluted.
We define Non-GAAP net income (loss) per share, diluted, as Non-GAAP net income (loss) divided by GAAP weighted-average shares used to compute net loss per share, basic and diluted adjusted for the potentially dilutive effect of (i) employee equity incentive plans, excluding the impact of unrecognized stock-based compensation expense, and (ii) convertible senior notes outstanding and related warrants. In addition, Non-GAAP net income (loss) per share, diluted, includes the anti-dilutive impact of our note hedge and capped call agreements on convertible senior notes outstanding. Accordingly, we did not record any adjustments to Non-GAAP net income (loss) for the potential impact of the convertible senior notes outstanding under the if-converted method.

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2022	2021	2022	2021
Net loss	$(241,186)	$(75,806)	$(848,411)	$(266,332)
Add:
Stock-based compensation expense(1)	157,869	56,407	565,480	196,181
Non-cash charitable contributions	1,589	4,630	7,238	9,292
Amortization of acquired intangibles	21,205	1,593	64,000	6,373
Acquisition and integration-related expenses(2)	10,003	—	56,667	—
Amortization of debt discount and debt issuance costs	21,983	21,163	86,461	68,424
Loss on early extinguishment and conversion of debt	—	—	179	2,263
Non-GAAP net income (loss)	$(28,537)	$7,987	$(68,386)	$16,201

Net margin	(63)%	(32)%	(65)%	(32)%
Non-GAAP net margin	(7)%	3%	(5)%	2%

Weighted-average shares used to compute net loss per share, basic and diluted	154,720	130,138	148,036	127,212
Non-GAAP weighted-average effect of potentially dilutive securities	—	13,541	—	15,171
Non-GAAP weighted-average shares used to compute non-GAAP net income (loss) per share, diluted	154,720	143,679	148,036	142,383

Net loss per share, basic and diluted	$(1.56)	$(0.58)	$(5.73)	$(2.09)
Non-GAAP net income (loss) per share, basic	$(0.18)	$0.06	$(0.46)	$0.13
Non-GAAP net income (loss) per share, diluted	$(0.18)	$0.06	$(0.46)	$0.11
(1)    See table in footnote (1) to the condensed consolidated statements of operations above for breakdown of stock-based compensation expense by line item.
(2) Acquisition and integration-related expenses include transaction costs and other non-recurring incremental costs incurred through the one-year anniversary of transaction close.

OKTA, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages)
(unaudited)

Free Cash Flow and Free Cash Flow Margin
We define Free cash flow as net cash provided by operating activities, less cash used for purchases of property and equipment, net of sales proceeds, and capitalized internal-use software costs. Free cash flow margin is calculated as Free cash flow divided by total revenue.

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2022	2021	2022	2021
Net cash provided by operating activities	$13,532	$34,909	$104,119	$127,962
Less:
Purchases of property and equipment	(6,510)	(1,786)	(12,310)	(13,083)
Capitalization of internal-use software costs	(1,988)	(629)	(4,336)	(4,159)
Free cash flow	$5,034	$32,494	$87,473	$110,720
Net cash used in investing activities	$(156,710)	$(37,264)	$(366,812)	$(1,305,146)
Net cash provided by financing activities	$30,619	$25,141	$89,066	$1,091,598
Free cash flow margin	1%	14%	7%	13%
Calculated Billings
We define Calculated billings as total revenue plus the change in deferred revenue, net of acquired deferred revenue, and less the change in unbilled receivables, net of acquired unbilled receivables, in the period.

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2022	2021	2022	2021
Total revenue	$383,015	$234,740	$1,300,201	$835,424
Add:
Deferred revenue, current (end of period)	973,289	502,738	973,289	502,738
Unbilled receivables, current (beginning of period)	5,085	2,427	2,604	1,026
Acquired unbilled receivables, current	—	—	2,327	—
Less:
Deferred revenue, current (beginning of period)	(759,914)	(424,765)	(502,738)	(365,236)
Unbilled receivables, current (end of period)	(3,228)	(2,604)	(3,228)	(2,604)
Acquired deferred revenue, current	—	—	(61,422)	—
Current calculated billings	598,247	312,536	1,711,033	971,348
Add:
Deferred revenue, noncurrent (end of period)	22,933	10,860	22,933	10,860
Less:
Deferred revenue, noncurrent (beginning of period)	(17,958)	(7,349)	(10,860)	(6,214)
Acquired deferred revenue, noncurrent	—	—	(4,817)	—
Calculated billings	$603,222	$316,047	$1,718,289	$975,994